Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 24, 2016
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Quarterly Earnings
WESTERLY, R.I., October 24, 2016 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $12.3 million, or $0.72 per diluted share, for the third quarter of 2016, up from net income of $11.1 million, or $0.64 per diluted share, reported for the second quarter of 2016.
"Our third quarter results reflect the strength and diversity of our business model, as we generated key revenues from our core business lines,” stated Joseph J. MarcAurele, Washington Trust Chairman and Chief Executive Officer. “We also posted record earnings and surpassed $4 billion in total assets for the first time in our 216-year history."
Selected highlights for the third quarter of 2016 include:

•	Returns on average equity and average assets were strong at 12.57% and 1.21%, respectively. Comparable amounts for the second quarter of 2016 were 11.50% and 1.14%, respectively.

•
The latest quarter results included a $939 thousand, or 5 cent per diluted share, benefit resulting from the reduction of a contingent consideration liability. Additional information is presented below under the heading Noninterest Expenses.

•	Total loans stood at $3.2 billion at September 30, 2016, up by 3% in the quarter and up by 8% from a year ago.

•	Total deposits grew by 9% in the third quarter and amounted to $3.0 billion at September 30, 2016. Deposits were up by 7% from a year ago.

•	Wealth management assets at the end of quarter stood in excess of $6 billion and third quarter revenues totaled $9.6 million. These were record highs for Washington Trust.

•	Mortgage banking revenues amounted to $3.7 million, up by 38% on a linked quarter basis. Mortgage loans sold to the secondary market totaled $164 million, the highest quarterly volume in our history.

•	In September, Washington Trust declared a quarterly dividend of 37 cents per share, representing a 1 cent per share increase over the previous quarter and the second dividend increase in 2016.
Net Interest Income
Net interest income totaled $27.4 million for the third quarter of 2016, up by $603 thousand on a linked quarter basis. The net interest margin was 2.94% for the third quarter of 2016, down by 11 basis points from the previous quarter. The reduction in the net interest margin was primarily due to lower yields on interest-earning assets, resulting from additions to the investment securities portfolio and to a lesser extent, a reduction in the yield on the loan portfolio. Significant linked quarter changes included:

Washington Trust
Page 2, October 24, 2016

•
Average interest-earning assets increased by $178 million from the prior quarter, reflecting a $95 million increase in the average balance of investment securities and a $58 million increase in the average balance of loans. The yield on interest-earning assets was 3.55%, down by 10 basis points.

•
Average interest-bearing liabilities increased by $131 million from the prior quarter, reflecting an increase of $111 million in the average balance of wholesale funding balances and an increase of $19 million in average interest-bearing deposits. The cost of interest-bearing funds was 0.76%, up by 2 basis points from the prior quarter.

Noninterest Income
Noninterest income totaled $17.3 million for the third quarter of 2016, up by $1.3 million, or 8%, from the second quarter of 2016. Significant linked quarter changes included:

•
Wealth management revenues, our largest source of noninterest income, totaled $9.6 million for the third quarter, up by $142 thousand, or 1%, from the prior quarter. The linked quarter change was affected by the second quarter recognition of $344 thousand in tax preparation fee income, which is typically concentrated in that quarter. Wealth management assets under administration amounted to $6.1 billion at September 30, 2016, up by $152 million on a linked quarter basis. Managed assets continue to represent over 90% of total wealth management assets at September 30, 2016.

•
Mortgage banking revenues totaled $3.7 million in the third quarter, up by $1.0 million, or 38%, from the previous quarter, reflecting both a higher volume of and yield on loans sold to the secondary market. Residential mortgage loans sold to the secondary market amounted to $164 million in the third quarter, compared to $139 million in the previous quarter.

•
Income from bank-owned life insurance ("BOLI") amounted to $521 thousand in the third quarter, down by $569 thousand on a linked quarter basis. This decrease was due to a $589 thousand non-taxable gain recognized in the second quarter due to the receipt of life insurance proceeds.

•	Loan related derivative income amounted to $1.2 million in the third quarter, up by $670 thousand from the prior quarter.
Noninterest Expenses
Noninterest expenses totaled $24.7 million for the third quarter of 2016, down by $1.4 million, or 5%, from the prior quarter. The largest reason for the decline was a $939 thousand reduction in noninterest expenses resulting from a downward adjustment in the fair value of the contingent consideration liability previously recognized upon the completion of the acquisition of Halsey Associates, Inc. in 2015. The remaining linked quarter decrease in noninterest expenses was due to a $497 thousand decline in salaries and employee benefit costs. In the previous quarter, costs of $425 thousand were recognized for various employee severance matters.

Income tax expense amounted to $5.9 million for the third quarter of 2016, up by $710 thousand from the prior quarter. The effective tax rate for the third quarter of 2016 was 32.2%, compared to 31.8% for the second quarter of 2016. The effective tax rate in the prior quarter was lower due to the impact of the non-taxable gain related to the receipt of BOLI proceeds. Based on the current federal and applicable state income tax statutes, the Corporation currently expects the effective tax rate for the fourth quarter of 2016 will be approximately 32.5%.

Washington Trust
Page 3, October 24, 2016

Loans
Total loans amounted to $3.2 billion at September 30, 2016, up by $100 million, or 3%, from the balance at the end of the second quarter. Residential loan portfolio balances increased by $75 million, or 7%. During the quarter, $59 million of residential mortgages were purchased. These purchased loans were individually evaluated to our underwriting standards and are predominantly secured by properties in Massachusetts. The commercial loan portfolio increased by $25 million, or 1.4%, during the quarter, reflecting growth in the commercial mortgage and commercial construction portfolios.
Investment Securities
The investment securities portfolio amounted to $581 million at September 30, 2016, up by $161 million, or 38.5%, from the balance at June 30, 2016. During the quarter, government agency mortgage-backed debt securities and agency debt securities totaling $216 million and with a weighted average yield of 2.48% were purchased. The purchases were partially offset by calls of agency debt securities and obligations of state and political subdivisions, as well as routine principal pay-downs on mortgage-backed securities. Investment securities represented 14% of total assets as of September 30, 2016.
Deposits and Borrowings
Total deposits amounted to $3.0 billion at September 30, 2016, up by $248 million, or 8.9%, in the third quarter. Included in total deposits were wholesale brokered time deposit balances of $359 million, which increased by $65 million from the balance at the end of the second quarter. Excluding wholesale brokered time deposits, in-market deposits increased by $183 million, or 7.3%, in the quarter. This reflects increases in money market deposits and noninterest-bearing demand deposits, including inflows associated with the business cycles of various institutional and governmental depositors.

FHLBB advances amounted to $672 million at September 30, 2016, up by $32 million, or 4.9%, from June 30, 2016.
Asset Quality
Total past due loans amounted to $21.3 million, or 0.67% of total loans, at September 30, 2016, compared to $17.1 million, or 0.56% of total loans, at June 30, 2016. Total nonaccrual loans amounted to $24.0 million, or 0.75% of total loans, at September 30, 2016, compared to $17.2 million, or 0.56% of total loans, at June 30, 2016. The increase in both past due loans and nonaccrual loans was due to one commercial real estate relationship, previously modified in a troubled debt restructuring, with a carrying value of $6.3 million as of September 30, 2016. During the third quarter, a $1.9 million charge-off was recognized on this relationship.
A loan loss provision totaling $1.8 million was charged to earnings in the third quarter of 2016, compared to a loan loss provision of $450 thousand recognized in the second quarter of 2016. The increase in loan loss provision was primarily due to the additional loss exposure allocated to the commercial real estate relationship noted above. The allowance for loan losses was $25.6 million, or 0.81% of total loans, at September 30, 2016, compared to $25.8 million, or 0.84% of total loans, at June 30, 2016.
Capital and Dividends
Total shareholders' equity was $395 million at September 30, 2016, up by $7 million from June 30, 2016. Capital levels at September 30, 2016 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.31% at September 30, 2016, compared to 12.43% at June 30, 2016. At September 30, 2016, book value per share amounted to $23.11, up from $22.73 in the prior quarter.

Washington Trust
Page 4, October 24, 2016

The Board of Directors declared a quarterly dividend of 37 cents per share for the quarter ended September 30, 2016. The dividend was paid on October 14, 2016 to shareholders of record on October 3, 2016.

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights and outlook on Tuesday, October 25, 2016 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-870-5176 and entering the Replay PIN Number 13646314; the audio replay will be available through November 4, 2016. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through December 31, 2016.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; additional government intervention in the U.S. financial system; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Assets:
Cash and due from banks	$126,752	$116,658	$89,966	$93,222	$106,445
Short-term investments	2,420	3,255	4,931	4,409	3,629
Mortgage loans held for sale	45,162	38,554	22,895	38,554	31,805
Securities:
Available for sale, at fair value	564,256	401,749	411,352	375,044	323,795
Held to maturity, at amortized cost	16,848	17,917	19,040	20,023	21,140
Total securities	581,104	419,666	430,392	395,067	344,935
Federal Home Loan Bank stock, at cost	37,249	34,303	26,515	24,316	37,730
Loans:
Commercial	1,757,215	1,732,220	1,698,811	1,654,547	1,579,854
Residential real estate	1,079,887	1,005,036	1,004,349	1,013,555	1,024,214
Consumer	344,253	343,628	343,833	345,025	345,850
Total loans	3,181,355	3,080,884	3,046,993	3,013,127	2,949,918
Less allowance for loan losses	25,649	25,826	26,137	27,069	27,161
Net loans	3,155,706	3,055,058	3,020,856	2,986,058	2,922,757
Premises and equipment, net	29,433	29,590	29,882	29,593	28,180
Investment in bank-owned life insurance	70,557	65,036	66,000	65,501	65,000
Goodwill	64,059	64,059	64,059	64,059	64,196
Identifiable intangible assets, net	10,493	10,814	11,137	11,460	11,793
Other assets	81,099	80,088	71,577	59,365	58,366
Total assets	$4,204,034	$3,917,081	$3,838,210	$3,771,604	$3,674,836
Liabilities:
Deposits:
Demand deposits	$566,027	$512,307	$539,119	$537,298	$513,856
NOW accounts	404,827	414,532	394,873	412,602	358,973
Money market accounts	794,905	675,896	763,565	823,490	855,858
Savings accounts	357,966	342,579	331,800	326,967	305,775
Time deposits	913,649	844,036	850,294	833,898	801,818
Total deposits	3,037,374	2,789,350	2,879,651	2,934,255	2,836,280
Federal Home Loan Bank advances	671,615	640,010	487,189	378,973	381,649
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	77,037	76,708	67,409	60,307	63,699
Total liabilities	3,808,707	3,528,749	3,456,930	3,396,216	3,304,309
Shareholders’ Equity:
Common stock	1,069	1,068	1,064	1,064	1,062
Paid-in capital	113,290	112,314	111,641	110,949	109,724
Retained earnings	288,613	282,666	277,810	273,074	268,166
Accumulated other comprehensive loss	(7,645)	(7,716)	(9,235)	(9,699)	(8,425)
Total shareholders’ equity	395,327	388,332	381,280	375,388	370,527
Total liabilities and shareholders’ equity	$4,204,034	$3,917,081	$3,838,210	$3,771,604	$3,674,836

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)
						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Interest income:
Interest and fees on loans	$29,633	$29,122	$29,998	$28,511	$28,626	$88,753	$85,718
Taxable interest on securities	3,024	2,487	2,370	2,262	2,178	7,881	6,613
Nontaxable interest on securities	218	280	327	352	366	825	1,203
Dividends on Federal Home Loan Bank stock	288	231	210	315	309	729	638
Other interest income	93	70	64	37	47	227	101
Total interest and dividend income	33,256	32,190	32,969	31,477	31,526	98,415	94,273
Interest expense:
Deposits	3,110	2,981	2,968	3,097	3,308	9,059	10,045
Federal Home Loan Bank advances	2,641	2,313	2,152	1,966	1,987	7,106	5,780
Junior subordinated debentures	125	119	112	157	232	356	714
Other interest expense	1	1	2	2	2	4	7
Total interest expense	5,877	5,414	5,234	5,222	5,529	16,525	16,546
Net interest income	27,379	26,776	27,735	26,255	25,997	81,890	77,727
Provision for loan losses	1,800	450	500	750	200	2,750	300
Net interest income after provision for loan losses	25,579	26,326	27,235	25,505	25,797	79,140	77,427
Noninterest income:
Wealth management revenues	9,623	9,481	9,174	9,167	8,902	28,278	26,249
Mortgage banking revenues	3,734	2,710	2,198	2,582	1,990	8,642	7,319
Service charges on deposit accounts	915	935	907	971	986	2,757	2,894
Card interchange fees	870	860	797	810	849	2,527	2,389
Income from bank-owned life insurance	521	1,090	499	502	498	2,110	1,480
Loan related derivative income	1,178	508	645	752	327	2,331	1,689
Equity in losses of unconsolidated subsidiaries	(88)	(89)	(88)	(69)	(69)	(265)	(224)
Other income	508	419	502	431	430	1,429	1,398
Total noninterest income	17,261	15,914	14,634	15,146	13,913	47,809	43,194
Noninterest expense:
Salaries and employee benefits	16,908	17,405	16,380	16,053	15,971	50,693	46,971
Net occupancy	1,766	1,803	1,807	1,724	1,721	5,376	5,276
Equipment	1,648	1,503	1,501	1,393	1,424	4,652	4,140
Outsourced services	1,254	1,294	1,363	1,337	1,250	3,911	3,774
Legal, audit and professional fees	691	662	629	825	630	1,982	1,916
FDIC deposit insurance costs	504	491	493	470	467	1,488	1,376
Advertising and promotion	370	420	265	325	356	1,055	1,201
Amortization of intangibles	321	322	323	333	260	966	571
Debt prepayment penalties	—	—	431	—	—	431	—
Acquisition related expenses	—	—	—	52	504	—	937
Change in fair value of contingent consideration	(939)	—	—	—	—	(939)	—
Other expenses	2,127	2,130	2,258	2,049	1,955	6,515	6,206
Total noninterest expense	24,650	26,030	25,450	24,561	24,538	76,130	72,368
Income before income taxes	18,190	16,210	16,419	16,090	15,172	50,819	48,253
Income tax expense	5,863	5,153	5,484	5,346	4,964	16,500	15,532
Net income	$12,327	$11,057	$10,935	$10,744	$10,208	$34,319	$32,721

Net income available to common shareholders:
Basic	$12,302	$11,035	$10,910	$10,718	$10,181	$34,247	$32,621
Diluted	$12,302	$11,035	$10,910	$10,718	$10,180	$34,247	$32,621
Weighted average common shares outstanding:
Basic	17,090	17,067	17,023	17,004	16,939	17,060	16,837
Diluted	17,203	17,194	17,157	17,167	17,102	17,198	17,027
Earnings per common share:
Basic	$0.72	$0.65	$0.64	$0.63	$0.60	$2.01	$1.94
Diluted	$0.72	$0.64	$0.64	$0.62	$0.60	$1.99	$1.92

Cash dividends declared per share	$0.37	$0.36	$0.36	$0.34	$0.34	$1.09	$1.02

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Share and Equity Related Data:
Book value per share	$23.11	$22.73	$22.40	$22.06	$21.82
Tangible book value per share - Non-GAAP (1)	$18.75	$18.35	$17.98	$17.62	$17.36
Market value per share	$40.22	$37.92	$37.32	$39.52	$38.45
Shares issued and outstanding at end of period	17,107	17,081	17,024	17,020	16,985

Capital Ratios:
Tier 1 risk-based capital	11.48% (i)	11.57%	11.56%	11.64%	11.83%
Total risk-based capital	12.31% (i)	12.43%	12.45%	12.58%	12.80%
Tier 1 leverage ratio	8.95% (i)	9.21%	9.31%	9.37%	9.26%
Common equity tier 1	10.77% (i)	10.84%	10.82%	10.89%	11.05%
Equity to assets	9.40%	9.91%	9.93%	9.95%	10.08%
Tangible equity to tangible assets - Non-GAAP (1)	7.77%	8.16%	8.13%	8.11%	8.18%
(i) - estimated

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Performance Ratios:
Net interest margin (FTE)	2.94%	3.05%	3.24%	3.08%	3.07%	3.07%	3.13%
Return on average assets	1.21%	1.14%	1.16%	1.16%	1.11%	1.17%	1.20%
Return on average tangible assets - Non-GAAP (1)	1.24%	1.17%	1.18%	1.19%	1.13%	1.20%	1.22%
Return on average equity	12.57%	11.50%	11.50%	11.52%	11.13%	11.86%	12.17%
Return on average tangible equity - Non-GAAP (1)	15.53%	14.28%	14.34%	14.45%	13.82%	14.72%	14.90%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)
						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Wealth Management Results
Wealth Management Revenues:
Trust and investment management fees	$8,358	$8,195	$8,065	$8,001	$7,768	$24,618	$22,148
Mutual fund fees	812	812	843	952	989	2,467	3,057
Asset-based revenues	9,170	9,007	8,908	8,953	8,757	27,085	25,205
Transaction-based revenues	453	474	266	214	145	1,193	1,044
Total wealth management revenues	$9,623	$9,481	$9,174	$9,167	$8,902	$28,278	$26,249

Assets Under Administration:
Balance at beginning of period	$5,905,019	$5,878,967	$5,844,636	$5,714,201	$5,211,548	$5,844,636	$5,069,966
Acquisition of Halsey Associates, Inc.	—	—	—	—	839,994	—	839,994
Net investment appreciation (depreciation) & income	192,518	71,447	22,389	153,953	(316,121)	286,354	(249,181)
Net client asset flows	(40,678)	(45,395)	11,942	(23,518)	(21,220)	(74,131)	53,422
Balance at end of period	$6,056,859	$5,905,019	$5,878,967	$5,844,636	$5,714,201	$6,056,859	$5,714,201

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$3,744	$2,804	$2,134	$2,528	$1,964	$8,682	$7,297
Residential mortgage servicing fee income, net	(10)	(94)	64	54	26	(40)	22
Total mortgage banking revenues	$3,734	$2,710	$2,198	$2,582	$1,990	$8,642	$7,319

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$90,308	$54,080	$47,545	$38,080	$76,963	$191,934	$196,772
Originations for sale to secondary market (1)	170,673	154,043	90,458	134,125	126,353	$415,174	389,709
Total mortgage loan originations	$260,981	$208,123	$138,003	$172,205	$203,316	$607,108	$586,481

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$44,611	$45,804	$26,454	$44,493	$37,782	$116,869	$117,731
Sold with servicing rights released (1)	119,572	93,239	79,507	82,906	94,645	$292,318	285,770
Total mortgage loans sold	$164,183	$139,043	$105,961	$127,399	$132,427	$409,187	$403,501

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Commercial:
Mortgages	$1,086,175	$1,074,747	$976,931	$931,953	$873,767
Construction & development	98,735	81,812	123,032	122,297	121,857
Commercial & industrial	572,305	575,661	598,848	600,297	584,230
Total commercial	1,757,215	1,732,220	1,698,811	1,654,547	1,579,854
Residential real estate:
Mortgages	1,052,829	978,399	980,274	984,437	994,808
Homeowner construction	27,058	26,637	24,075	29,118	29,406
Total residential real estate	1,079,887	1,005,036	1,004,349	1,013,555	1,024,214
Consumer:
Home equity lines	265,238	260,541	258,513	255,565	252,862
Home equity loans	38,264	39,572	45,499	46,649	47,610
Other	40,751	43,515	39,821	42,811	45,378
Total consumer	344,253	343,628	343,833	345,025	345,850
Total loans	$3,181,355	$3,080,884	$3,046,993	$3,013,127	$2,949,918

	September 30, 2016		December 31, 2015
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,097,935	92.7%	$959,883	91.0%
New York, New Jersey, Pennsylvania	73,893	6.2%	80,989	7.7%
New Hampshire	13,082	1.1%	13,377	1.3%
Total commercial real estate loans (1)	$1,184,910	100.0%	$1,054,249	100.0%

Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,062,256	98.3%	$995,743	98.2%
New Hampshire, Vermont, Maine	11,827	1.1%	10,186	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	2,851	0.3%	4,163	0.4%
Ohio	1,077	0.1%	1,557	0.2%
Other	1,876	0.2%	1,906	0.2%
Total residential mortgages	$1,079,887	100.0%	$1,013,555	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Deposits:
Non-interest bearing demand deposits	$520,860	$476,848	$474,477	$475,398	$472,349
Interest-bearing demand deposits	45,167	35,459	64,642	61,900	41,507
NOW accounts	404,827	414,532	394,873	412,602	358,973
Money market accounts	794,905	675,896	763,565	823,490	855,858
Savings accounts	357,966	342,579	331,800	326,967	305,775
Time deposits (in-market)	554,669	549,935	540,815	531,419	534,266
Wholesale brokered time deposits	358,980	294,101	309,479	302,479	267,552
Total deposits	$3,037,374	$2,789,350	$2,879,651	$2,934,255	$2,836,280

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Asset Quality Ratios:
Nonperforming assets to total assets	0.59%	0.48%	0.49%	0.58%	0.48%
Nonaccrual loans to total loans	0.75%	0.56%	0.57%	0.70%	0.57%
Allowance for loan losses to nonaccrual loans	107.09%	149.73%	150.00%	128.61%	161.25%
Allowance for loan losses to total loans	0.81%	0.84%	0.86%	0.90%	0.92%

Nonperforming Assets:
Commercial mortgages	$10,357	$4,054	$4,054	$5,711	$4,915
Commercial construction & development	—	—	—	—	—
Commercial & industrial	1,744	1,204	2,659	3,018	1,137
Residential real estate mortgages	10,140	10,409	9,367	10,666	9,472
Consumer	1,709	1,581	1,345	1,652	1,320
Total nonaccrual loans	23,950	17,248	17,425	21,047	16,844
Other real estate owned	1,045	1,515	1,326	716	955
Total nonperforming assets	$24,995	$18,763	$18,751	$21,763	$17,799

Past Due Loans:
Commercial mortgages	$10,352	$4,062	$4,564	$4,555	$5,062
Commercial & industrial	1,047	1,978	2,906	462	4,337
Residential real estate mortgages	8,291	8,893	8,703	9,286	10,567
Consumer loans	1,565	2,201	2,122	3,256	1,845
Total past due loans	$21,255	$17,134	$18,295	$17,559	$21,811

Total past due loans to total loans	0.67%	0.56%	0.60%	0.58%	0.74%
Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$18,796	$13,211	$14,030	$13,635	$13,964

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Nonaccrual Loan Activity:
Balance at beginning of period	$17,248	$17,425	$21,047	$16,844	$15,131	$21,047	$15,945
Additions to nonaccrual status	9,750	2,072	1,352	7,029	3,319	13,174	7,494
Loans returned to accruing status	(592)	—	(206)	(303)	(156)	(798)	(2,278)
Loans charged-off	(2,055)	(860)	(1,475)	(904)	(725)	(4,390)	(1,401)
Loans transferred to other real estate owned	—	(435)	(610)	(716)	—	(1,045)	(491)
Payments, payoffs and other changes	(401)	(954)	(2,683)	(903)	(725)	(4,038)	(2,425)
Balance at end of period	$23,950	$17,248	$17,425	$21,047	$16,844	$23,950	$16,844

Allowance for Loan Losses:
Balance at beginning of period	$25,826	$26,137	$27,069	$27,161	$27,587	$27,069	$28,023
Provision charged to earnings	1,800	450	500	750	200	2,750	300
Charge-offs	(2,055)	(860)	(1,475)	(904)	(725)	(4,390)	(1,401)
Recoveries	78	99	43	62	99	220	239
Balance at end of period	$25,649	$25,826	$26,137	$27,069	$27,161	$25,649	$27,161

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$1,936	$65	$1,249	$405	($4)	$3,250	$312
Commercial & industrial	(43)	684	(18)	217	348	623	367
Residential real estate mortgages	47	2	134	117	12	183	62
Consumer	37	10	67	103	270	114	421
Total	$1,977	$761	$1,432	$842	$626	$4,170	$1,162

Net charge-offs to average loans (annualized)	0.25%	0.10%	0.19%	0.11%	0.08%	0.18%	0.05%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans.

CONSOLIDATED AVERAGE BALANCE SHEETS
(Unaudited; Dollars in thousands)

For the Three Months Ended	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,079,917	$9,362	3.45	$1,019,290	$8,992	3.55	$869,471	$7,898	3.60
Construction & development	86,623	712	3.27	117,204	985	3.38	118,243	897	3.01
Commercial & industrial	565,170	6,382	4.49	591,893	6,408	4.35	583,931	6,680	4.54
Total commercial loans	$1,731,710	$16,456	3.78	$1,728,387	$16,385	3.81	$1,571,645	$15,475	3.91
Residential real estate loans, including loans held for sale	1,080,302	10,386	3.82	1,024,653	9,980	3.92	1,050,949	10,329	3.90
Consumer loans	341,829	3,340	3.89	342,866	3,311	3.88	343,603	3,283	3.79
Total loans	3,153,841	30,182	3.81	3,095,906	29,676	3.86	2,966,197	29,087	3.89
Cash, federal funds sold and short-term investments	88,414	93	0.42	69,839	70	0.40	89,280	47	0.21
FHLBB stock	37,933	288	3.02	31,723	231	2.93	37,730	309	3.25
Taxable debt securities	497,738	3,024	2.42	396,428	2,487	2.52	316,214	2,178	2.73
Nontaxable debt securities	22,038	336	6.07	28,531	433	6.10	37,780	567	5.95
Total securities	519,776	3,360	2.57	424,959	2,920	2.76	353,994	2,745	3.08
Total interest-earning assets	3,799,964	33,923	3.55	3,622,427	32,897	3.65	3,447,201	32,188	3.70
Noninterest-earning assets	262,724			247,081			231,286
Total assets	$4,062,688			$3,869,508			$3,678,487
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$39,865	$13	0.13	$42,952	$7	0.07	$30,392	$5	0.07
NOW accounts	402,307	51	0.05	403,136	53	0.05	357,128	53	0.06
Money market accounts	709,549	487	0.27	710,075	459	0.26	820,597	951	0.46
Savings accounts	352,032	52	0.06	338,504	49	0.06	303,587	52	0.07
Time deposits (in-market)	552,576	1,408	1.01	542,621	1,345	1.00	541,486	1,338	0.98
Wholesale brokered time deposits	310,740	1,099	1.41	302,707	1,068	1.42	279,839	909	1.29
FHLBB advances	690,843	2,641	1.52	587,395	2,313	1.58	425,931	1,987	1.85
Junior subordinated debentures	22,681	125	2.19	22,681	119	2.11	22,681	232	4.06
Other	53	1	7.51	66	1	6.09	104	2	7.63
Total interest-bearing liabilities	3,080,646	5,877	0.76	2,950,137	5,414	0.74	2,781,745	5,529	0.79
Demand deposits	520,439			473,731			477,393
Other liabilities	69,370			60,923			52,625
Shareholders' equity	392,233			384,717			366,724
Total liabilities and shareholders' equity	$4,062,688			$3,869,508			$3,678,487
Net interest income (FTE)		$28,046			$27,483			$26,659
Interest rate spread			2.79			2.91			2.91
Net interest margin			2.94			3.05			3.07

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
Commercial loans	$549	$554	$461
Nontaxable debt securities	118	153	201
Total	$667	$707	$662

CONSOLIDATED AVERAGE BALANCE SHEETS
(Unaudited; Dollars in thousands)

For the Nine Months Ended	September 30, 2016			September 30, 2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,011,327	$26,569	3.51	$864,941	$23,394	3.62
Construction & development	110,914	2,806	3.38	100,787	2,336	3.10
Commercial & industrial	587,098	20,470	4.66	597,887	20,987	4.69
Total commercial loans	1,709,339	49,845	3.90	1,563,615	46,717	3.99
Residential real estate loans, including loans held for sale	1,045,532	30,521	3.90	1,035,408	30,745	3.97
Consumer loans	342,735	10,044	3.91	339,608	9,634	3.79
Total loans	3,097,606	90,410	3.90	2,938,631	87,096	3.96
Cash, federal funds sold and short-term investments	75,627	227	0.40	68,205	101	0.20
FHLBB stock	31,774	729	3.06	37,730	638	2.26
Taxable debt securities	418,034	7,881	2.52	319,786	6,613	2.76
Nontaxable debt securities	27,939	1,276	6.10	41,083	1,858	6.05
Total securities	445,973	9,157	2.74	360,869	8,471	3.14
Total interest-earning assets	3,650,980	100,523	3.68	3,405,435	96,306	3.78
Noninterest-earning assets	250,019			224,921
Total assets	$3,900,999			$3,630,356
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$44,490	$34	0.10	$35,430	$17	0.06
NOW accounts	397,329	161	0.05	350,151	153	0.06
Money market accounts	735,324	1,461	0.27	813,915	2,775	0.46
Savings accounts	339,616	148	0.06	298,635	148	0.07
Time deposits (in-market)	544,441	4,067	1.00	554,369	4,198	1.01
Wholesale brokered time deposits	303,442	3,188	1.40	286,728	2,754	1.28
FHLBB advances	577,501	7,106	1.64	407,363	5,780	1.90
Junior subordinated debentures	22,681	356	2.10	22,681	714	4.21
Other	66	4	8.10	116	7	8.07
Total interest-bearing liabilities	2,964,890	16,525	0.74	2,769,388	16,546	0.80
Demand deposits	488,767			452,691
Other liabilities	61,555			49,786
Shareholders' equity	385,787			358,491
Total liabilities and shareholders' equity	$3,900,999			$3,630,356
Net interest income (FTE)		$83,998			$79,760
Interest rate spread			2.94			2.98
Net interest margin			3.07			3.13

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2016	Sep 30, 2015
Commercial loans	$1,657	$1,378
Nontaxable debt securities	451	655
Total	$2,108	$2,033

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Tangible Book Value per Share:
Total shareholders' equity, as reported	$395,327	$388,332	$381,280	$375,388	$370,527
Less:
Goodwill	64,059	64,059	64,059	64,059	64,196
Identifiable intangible assets, net	10,493	10,814	11,137	11,460	11,793
Total tangible shareholders' equity	$320,775	$313,459	$306,084	$299,869	$294,538

Shares outstanding, as reported	17,107	17,081	17,024	17,020	16,985

Book value per share - GAAP	$23.11	$22.73	$22.40	$22.06	$21.82
Tangible book value per share - Non-GAAP	$18.75	$18.35	$17.98	$17.62	$17.34

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$320,775	$313,459	$306,084	$299,869	$294,538

Total assets, as reported	$4,204,034	$3,917,081	$3,838,210	$3,771,604	$3,674,836
Less:
Goodwill	64,059	64,059	64,059	64,059	64,196
Identifiable intangible assets, net	10,493	10,814	11,137	11,460	11,793
Total tangible assets	$4,129,482	$3,842,208	$3,763,014	$3,696,085	$3,598,847

Equity to assets - GAAP	9.40%	9.91%	9.93%	9.95%	10.08%
Tangible equity to tangible assets - Non-GAAP	7.77%	8.16%	8.13%	8.11%	8.18%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Return on Average Tangible Assets:
Net income, as reported	$12,327	$11,057	$10,935	$10,744	$10,208	$34,319	$32,721

Total average assets, as reported	$4,062,688	$3,869,508	$3,769,025	$3,700,441	$3,678,487	$3,900,999	$3,630,356
Less average balances of:
Goodwill	64,059	64,059	64,059	64,194	62,524	64,059	59,465
Identifiable intangible assets, net	10,650	10,972	11,294	11,616	8,768	10,971	6,280
Total average tangible assets	$3,987,979	$3,794,477	$3,693,672	$3,624,631	$3,607,195	$3,825,969	$3,564,611

Return on average assets - GAAP	1.21%	1.14%	1.16%	1.16%	1.11%	1.17%	1.20%
Return on average tangible assets - Non-GAAP	1.24%	1.17%	1.18%	1.19%	1.13%	1.20%	1.22%

Return on Average Tangible Equity:
Net income, as reported	$12,327	$11,057	$10,935	$10,744	$10,208	$34,319	$32,721

Total average equity, as reported	$392,233	$384,717	$380,342	$373,197	$366,724	$385,787	$358,491
Less average balances of:
Goodwill	64,059	64,059	64,059	64,194	62,524	64,059	59,465
Identifiable intangible assets, net	10,650	10,972	11,294	11,616	8,768	10,971	6,280
Total average tangible equity	$317,524	$309,686	$304,989	$297,387	$295,432	$310,757	$292,746

Return on average equity - GAAP	12.57%	11.50%	11.50%	11.52%	11.13%	11.86%	12.17%
Return on average tangible equity - Non-GAAP	15.53%	14.28%	14.34%	14.45%	13.82%	14.72%	14.90%